UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 20, 2023

SEACOAST BANKING CORPORATION OF FLORIDA
(Exact Name of Registrant as Specified in Charter)

Florida	000-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 COLORADO AVENUE,	STUART	FL	34994
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code (772) 287-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	SBCF	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SEACOAST BANKING CORPORATION OF FLORIDA

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2023, Seacoast Banking Corporation of Florida (the “Company”) increased the size of its board of directors from eleven to twelve and appointed Joseph “Jay” B. Shearouse, III as a director, effective immediately. Mr. Shearouse will stand for election as a Class I director at the Company’s 2024 annual meeting of shareholders and, if elected, will serve a term expiring at the Company’s 2027 annual meeting of shareholders, along with the other Class I directors. Mr. Shearouse does not serve on any committee of the Company.
Mr. Shearouse was also appointed as a director of the Company’s operating subsidiary, Seacoast National Bank (“Seacoast Bank”).

Mr. Shearouse, age 66, was Senior Vice President and Market Executive of Seacoast Bank, with responsibility for business development and growth strategies to deepen client relationships and execute market strategy. Prior to joining Seacoast Bank, Mr. Shearouse served as Chairman and CEO for First Bank of the Palm Beaches from 2010 until its sale to Seacoast Bank in 2020. From 2007 to 2009, Mr. Shearouse served as President of Southeast Florida for National City Bank following its purchase of Fidelity Federal Bank & Trust where he served in multiple senior-level roles for 27 years, including Executive Vice President of Corporate Lending with responsibilities over Commercial Real Estate Lending, Small Business Lending, Consumer Lending, Loan Servicing, SBA Lending and the Credit Department. There are no familial relationships between Mr. Shearouse and any director or executive officer of the Company. Mr. Shearouse has not engaged in any transaction with the Company that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

Mr. Shearouse has served on many community boards over his career, including the Boys and Girls Club of Palm Beach County, United Way of Palm Beach County, Palm Health Foundation, Chamber of Commerce of the Palm Beaches, as well as the Palm Beach County Business Development Board and the Economic Council, among others.

In the banking industry, Mr. Shearouse served for two terms on the board of directors of the Florida Bankers Association and at the national level, on the of board of America’s Community Bankers. Mr. Shearouse was named “Florida Banker of the Year” in 2006 by the Florida Bankers Association.

Mr. Shearouse earned a bachelor’s degree in Real Estate and Insurance from Florida State University and an associate degree in business management from Wofford College.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

Dated: July 21, 2023	/s/ Charles M. Shaffer
Charles M. Shaffer
Chairman and Chief Executive Officer